News Release – March 19, 2013

Investor Relations Contact

Chris Camarra: 212-398-3487

ccamarra@allianceadvisors.net

Media Contact

Marc Bane: 978-443-2378

mbane@banemarketing.com

ThermoEnergy Corporation Announces 25% Revenue Increase for 2012

With Renewed Focus on Strong Technology Platform and Operational Excellence

Worcester, MA, March 19, 2013 - ThermoEnergy Corporation (OTCBB: TMEN), a diversified technologies company engaged in the development and sale of wastewater treatment and power generation technologies in global markets, today announced revenue increased 25% to $7.0 million for the fiscal year ended December 31, 2012. The company generated gross profit of $173,000 in 2012.

Mr. James F. Wood, Chairman and Chief Executive Officer of ThermoEnergy stated, “Since joining the company in January 2013 I have been working with the management team and board of directors in refocusing the company on its core competency – the manufacture and sale of systems that economically treat, recover for reuse, and capture the value in industrial wastewater.

“With more than 20 years of operation in the field at a variety of industrial sites, ThermoEnergy’s CAST® technology platform is a proven, cost-effective solution to treat and recover a wide range of challenging wastewater streams,” said Wood. “While we continue to build our sales pipeline in traditional industrial markets, we recognize the significant potential for our technology in the energy sector where growing shale oil and gas production, power generation, and biofuel production create tremendous demands on water resources. We are now focusing on these markets and have already made significant inroads with our TurboFrac, FracGen, and ARP wastewater recovery systems.”

Mr. Wood continued, “While the company will remain highly focused on building our sales pipeline in wastewater management systems, I am pleased to report that Unity Power Alliance (UPA), a joint venture between ThermoEnergy and Itea, is working together with MIT and Georgia Tech to complete the modeling, design, production, and testing of a bench scale unit utilizing UPA's POXC™ technology for the clean combustion of fossil fuels.”

Operational and Financial Highlights:

•	Full year revenues increased to $7.0M compared to $5.6M in 2011.
•	Expanded sales and marketing organization to better develop top line growth opportunities.
•	Piloted combination of CAST™ and membrane technology into oil & gas market, resulting in sale of first system.
•	Sold first ARP system for removal and recovery of concentrated ammonia in wastewater.
•	Delivered full-scale demonstration unit to treat digestate for biogas applications.
•	Initiated cost reduction program during second half of fiscal year.
•	Recruited Itea, S.p.A. to join Unity Power Alliance, the company's vehicle to develop and commercialize the development of coal-fired emissions-free electricity generation.
•	Awarded a $1M down-select grant to Unity Power Alliance, resulting in $900K subcontract award to ThermoEnergy for construction and project management.

Financial Results for the Year Ended December 31, 2012

For the twelve month period ended December 31, 2012 the Company recorded revenues of $6,971,000, a 25% increase compared to revenues of $5,583,000 in 2011. In 2012, ThermoEnergy commercialized its first CAST™ ARP unit to remove ammonia from industrial wastewater, and field piloted FracGen and Turbofrac to treat waters in the oil and gas market resulting in the first sale of a FracGen unit to treat source water with high brine concentrations. The company continued production of the New York City DEP project through its termination on November 29th.

Gross profit for the fiscal year ended December 31, 2012 was $173,000 or 2.5% of revenues. Improvements achieved during the first three quarters were negatively affected by spending overruns on the Paiton ARP system.

General and administrative expenses totaled $4,751,000 in 2012, a decrease of $118,000 compared to 2011. The decrease is attributable to lower compensation and consulting expenses as part of our cost reduction program.

Engineering, research and development expenses totaled $460,000 in 2012, an increase of $161,000 compared to 2011.

Selling expenses totaled $2,855,000 in 2012, an increase of $407,000 compared to 2011. The increase is mainly due to increased business development activities in 2012 as we developed our FracGen technology for use in the oil and gas industries and performed significant pilot work for developing opportunities in the biogas industry.

Net loss for 2012 was $0.07 per share as compared to a loss of $0.30 per share for 2011. The weighted average shares outstanding for 2012 was 103,184,422.

The Company had cash on hand at December 31, 2012 of $4.7 million.

Investor Conference Call

The company will host a conference call and webcast tomorrow morning at 9:00 a.m. EDT. Management will make a brief presentation focusing on the company's results, strategies and operating plans. Those wishing to dial in to the call via telephone can do so at Toll Free: 1-877-941-1427. Toll/International: 1-480-629-9664 Conference ID: 4604670.

A live webcast will be available at: http://public.viavid.com/index.php?id=103738

About ThermoEnergy

Founded in 1988, ThermoEnergy is a diversified technologies company engaged in the worldwide development, sales and commercialization of patented and/or proprietary municipal and industrial wastewater treatment and power generation technologies. Additional information on the Company and its technologies can be found on its website at www.thermoenergy.com.

THIS PRESS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE "FORWARD LOOKING" STATEMENTS, USUALLY CONTAINING THE WORDS "ESTIMATE", "PROJECT", "EXPECT" OR SIMILAR EXPRESSIONS. FORWARD LOOKING STATEMENTS INHERENTLY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM CURRENT EXPECTATIONS. BY MAKING THESE FORWARD LOOKING STATEMENTS, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE STATEMENTS FOR REVISIONS OR CHANGES.

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THERMOENERGY CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

In thousands, except share and per share amounts

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)

Revenue	$1,351	$2,008	$6,971	$5,583
Less: cost of revenue	1,560	1,859	6,798	5,179
Gross profit (loss)	(209)	149	173	404

Operating Expenses:
General and administrative	800	1,213	4,751	4,869
Engineering, research and development	97	22	460	299
Sales and marketing	667	767	2,855	2,448
Total operating expenses	1,564	2,002	8,066	7,616

Loss from operations	(1,773)	(1,853)	(7,893)	(7,212)

Other income (expense):
Derivative liability income (expense)	537	(27)	1,637	3,936
Other derivative expense	(2)	—	(567)	—
Loss on extinguishment of debt	—	—	—	(12,551)
Equity in losses of joint ventures	(22)	(3)	(8)	(389)
Interest expense, net	(174)	(105)	(529)	(1,142)
Other expense	(3)	(3)	(22)	(28)
Total other income (expense)	336	(138)	511	(10,174)

Net loss	(1,437)	(1,991)	(7,382)	(17,386)
Net loss attributable to noncontrolling interest	1	—	4	57

Net loss attributable to ThermoEnergy Corporation	$(1,436)	$(1,991)	$(7,378)	$(17,329)

Net loss per share attributable to ThermoEnergy Corporation, basic and diluted	$(0.01)	$(0.03)	$(0.07)	$(0.30)

Weighted average shares used in computing loss per share, basic and diluted	120,086,260	57,748,620	103,184,422	56,819,885

THERMOENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and par value amounts)

	December 31, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current Assets:
Cash	$4,657	$3,056
Accounts receivable, net	1,246	4,228
Note receivable - affiliate	100	—
Costs in excess of billings	597	132
Inventories	53	167
Deposits	1,566	262
Other current assets	146	328
Total Current Assets	8,365	8,173

Property and equipment, net	668	544
Other assets	—	72

TOTAL ASSETS	$9,033	$8,789

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities:
Accounts payable	$2,143	$2,640
Short term borrowings	4,191	—
Convertible debt, current portion	1,250	1,250
Accrued payroll taxes	399	599
Billings in excess of costs	4,922	5,131
Derivative liability, current portion	20	706
Unbilled costs	1,545	19
Other current liabilities	989	1,215
Total Current Liabilities	15,459	11,560
Long Term Liabilities:
Derivative liability	2,214	101
Convertible debt, net	1,838	1,571
Other long term liabilities	133	160
Total Long Term Liabilities	4,185	1,832

Total Liabilities	19,644	13,392

Commitments and contingencies

Stockholders' Deficiency:
Preferred Stock, $0.01 par value: authorized: 30,000,000 shares at December 31, 2012 and 2011:
Series A Convertible Preferred Stock, liquidation value of $1.20 per share: designated, issued and outstanding: 208,334 shares at December 31, 2012 and 2011	2	2
Series B Convertible Preferred Stock, liquidation preference of $2.40 per share: designated: 12,000,000 shares at December 31, 2012 and 2011; issued and outstanding: 11,664,993 shares at December 31, 2012 and 2011	117	117
Common Stock, $.001 par value: authorized – 425,000,000 shares at December 31, 2012 and 2011; issued: 120,588,372 shares at December 31, 2012 and 85,167,098 shares at December 31, 2011; outstanding: 120,454,575 shares at December 31, 2012 and 85,033,180 shares at December 31, 2011	120	85
Additional paid-in capital	110,062	108,727
Accumulated deficit	(120,892)	(113,510)
Treasury stock, at cost: 133,797 shares at December 31, 2012 and 2011	(18)	(18)
Total ThermoEnergy Corporation Stockholders’ Deficiency	(10,609)	(4,597)
Noncontrolling interest	(2)	(6)
Total Stockholders’ Deficiency	(10,611)	(4,603)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$9,033	$8,789

THERMOENERGY CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2012	2011
	(Unaudited)
Operating Activities:
Net loss	$(7,382)	$(17,386)
Adjustment to reconcile net loss to net cash used in operating activities:
Stock option expense	755	1,002
Common stock issued for services	88	114
Loss on extinguishment of debt	—	12,513
Loss on disposal of equipment	131	62
Equity in losses of joint ventures	8	389
Derivative liability income	(1,637)	(3,936)
Other derivative expense	567	—
Non-cash interest added to debt	90	245
Depreciation	119	89
Amortization of discount on convertible debt	154	687
Increase (decrease) in cash arising from changes in assets and liabilities:
Accounts receivable	2,982	(3,185)
Costs in excess of billings	(465)	(132)
Inventories	(125)	(102)
Deposits	(1,304)	(262)
Other current assets	350	(45)
Accounts payable	(497)	1,918
Billings in excess of costs	(209)	3,251
Unbilled costs	1,526	(369)
Other current liabilities	(503)	(934)
Other long term liabilities	(27)	(20)

Net cash used in operating activities	(5,379)	(6,101)

Investing Activities:
Investment in joint ventures	(100)	(400)
Issuance of note receivable to affiliate	(100)	—
Purchases of property and equipment	(135)	(135)

Net cash used in investing activities	(335)	(535)

Financing Activities:
Proceeds from issuance of common stock, net of issuance costs of $349 in 2012 and $196 in 2011	3,124	2,436
Proceeds from issuance of short term borrowings	4,191	5,760
Payments on convertible promissory notes	—	(2,803)

Net cash provided by financing activities	7,315	5,393

Net change in cash	1,601	(1,243)
Cash, beginning of year	3,056	4,299
Cash, end of year	$4,657	$3,056

Supplemental schedule of non-cash financing activities:
Conversion and tender of convertible debt and accrued interest to Series B Convertible Preferred Stock and warrants	$—	$14,138
Debt premium recognized on convertible debt	$—	$(131)
Accrued interest added to debt	$23	$153
Recognition of derivative liabilities	$3,064	$—

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